UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2017

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amended and Restated 2015 Equity Incentive Plan

On March 16, 2017, the Board of Directors (the “Board”) of DexCom, Inc. (“DexCom”) approved, subject to stockholder approval, DexCom’s Amended and Restated 2015 Equity Incentive Plan (the “A&R 2015 Plan”), which was approved by DexCom’s stockholders at its 2017 annual meeting of stockholders held on May 31, 2017 (the “Annual Meeting”). The A&R 2015 Plan reserved for issuance an additional 3,600,000 shares of DexCom’s common stock, subject to certain additions and adjustments, and eliminated payment of dividends on unvested shares.

A more complete description of the A&R 2015 Plan and its terms is set forth in DexCom’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2017 (the “Proxy Statement”). The foregoing description of the A&R 2015 Plan and the description of the A&R 2015 Plan in the Proxy Statement do not purport to be complete and are qualified in their respective entireties by reference to the A&R 2015 Plan, a copy of which is included as Appendix A of the Proxy Statement and is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Adoption of Severance and Change in Control Plan

On June 1, 2017, the Board adopted the DexCom, Inc. Severance and Change in Control Plan and the form of Participation Agreement (a “Participation Agreement”) to Severance and Change in Control Plan (together, the “Change in Control Plan”). Under the terms of the Change in Control Plan, and subject to the conditions thereof, an executive of DexCom who is eligible to, and does, execute a Participation Agreement (a “Participating Executive”) will receive severance benefits if his or her employment is terminated involuntarily by DexCom or any of its affiliates, other than due to Cause, death or Disability (as those terms are defined in the Change in Control Plan), or is terminated by the Participating Executive for Good Reason (as defined in a Participation Agreement for such Executive) (a “Qualifying Termination”) within 12 months following a Change in Control of DexCom (or during the three months prior to a Change in Control assuming execution of a definitive agreement for such Change in Control) (such periods of time the “Change in Control Period”), provided, that, if a definition of Good Reason does not exist in such Participation Agreement for such Participating Executive, then no payment for Good Reason shall be made.

Provided that a Participating Executive executes a waiver and release of claims in favor of DexCom, upon a Qualifying Termination other than during a Change in Control Period, the Participating Executive will be entitled to the following severance benefits: (1) a cash severance payment, payable in a lump sum, equal to a specified number of months of the Participating Executive’s base salary at the rate in effect when the Qualifying Termination occurred (or immediately prior to a reduction in the base salary that gave rise to termination for Good Reason), (2) a pro-rata portion of the Participating Executive’s annual bonus that DexCom determines was actually earned at the conclusion of the bonus performance period (determined based on the number of days the Participating Executive is employed by DexCom during the bonus performance period) and (3) if Participating Executive elects to continue his or her health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following the termination of his or her employment, then DexCom shall pay the Participating Executive’s monthly premium under COBRA until the earliest of (A) a number of months as specified in such executive’s Participation Agreement, (B) the date when the Participating Executive receives similar coverage with a new employer or (C) the expiration of the Participating Executive’s continuation coverage under COBRA (or cash payment in lieu of payment of COBRA premiums under the same terms).

Provided that a Participating Executive executes a waiver and release of claims in favor of DexCom, upon a Qualifying Termination during a Change in Control Period, the Participating Executive will be entitled to the following severance benefits: (1) a cash severance payment, payable in a lump sum, equal to a specified number of months of the Participating Executive’s base salary at the rate in effect when the Qualifying Termination occurred (or immediately prior to a reduction in the base salary that gave rise to termination for Good Reason) or when the Change in Control occurred, whichever is greater, (2) the greater of (A) the pro-rata portion of the Participating Executive’s annual bonus that DexCom determines was actually earned at the conclusion of the bonus performance period (determined based on the number of days the Participating Executive is employed by DexCom during the bonus performance period) and (B) a specified percentage of the Participating Executive’s “target” annual bonus at the rate in effect when the Qualifying Termination occurred,(3) if Participating Executive elects to continue his or her health insurance coverage under the COBRA following the termination of his or her employment, then DexCom shall pay the Participating Executive’s monthly premium under COBRA until the earliest of (A) a number of months as specified in such executive’s Participation Agreement, (B) the date when the Participating Executive receives similar coverage with a new employer or (C) the expiration of the Participating Executive’s continuation coverage under COBRA (or shall make cash payment in lieu of payment of COBRA premiums under the same terms), and (4) the Participating Executive’s stock options and other equity related compensation shall be treated as follows: (A) all options to purchase shares of DexCom common stock as well as any and all other stock-based awards granted to the

Participating Executive, including but not limited to stock bonus awards, restricted stock, restricted stock units or stock appreciation rights, but other than Performance Awards (“Equity Awards”), shall become vested by a specified percentage as of the date of the Qualifying Termination and (B) all of the Participating Executive’s awards that would vest only upon satisfaction of performance criteria (“Performance Awards”) shall become fully vested in accordance with the terms set forth in the applicable Performance Award agreement. However, if the Qualifying Termination occurs during the three months prior to a Change in Control, then any unvested portion of the terminated Participating Executive’s Equity Awards will remain outstanding for three (3) months following the Qualifying Termination (provided that in no event will the terminated Participating Executive’s Equity Awards remain outstanding beyond the expiration of the Equity Award’s maximum term). In the event that the proposed Change in Control is terminated without having been completed, any unvested portion of the terminated Participating Executive’s Equity Awards automatically will be forfeited.

Notwithstanding the foregoing provisions related to vesting, if the successor or acquiring corporation (if any) of DexCom refuses to assume, convert, replace or substitute Participating Executive’s unvested Equity Awards, as provided in Section 21.1 of the A&R 2015 Plan, in connection with a Corporate Transaction (as defined in the A&R 2015 Plan), or as provided in the comparable section of a similar equity compensation plan of DexCom (and together with the A&R 2015 Plan, the “Equity Plans”) then notwithstanding any other provision in the Change in Control Plan, the Equity Plans or any Equity Awards to the contrary, each of Participating Executive’s then-outstanding and unvested Equity Awards, other than Performance Awards, that are not assumed, converted, replaced or substituted, shall accelerate and become vested and exercisable as to 100% of the then-unvested shares subject to the Equity Awards effective immediately prior to the Change in Control, and terminate to the extent not exercised upon the Change in Control. With respect to Performance Awards, the vesting for such Performance Awards will accelerate only as set forth in the terms of the applicable Performance Award agreement.

Any payment otherwise due under the Change in Control Plan shall be reduced if necessary so that the payment will not constitute a “parachute payment” under Section 280G of the Internal Revenue Code. The Change in Control Plan does not provide for a gross-up of excise taxes on such “parachute payments.” If, notwithstanding any such reduction (or in the absence of any such reduction), the IRS determines that Participating Executive is liable for the 280G excise tax as a result of the receipt of one or more payments under the Change in Control Plan, then such Participating Executive shall be obligated to surrender or pay back to DexCom, within 120 days after a final IRS determination, an amount of such payments or benefits equal to smallest amount so that Participating Executive’s net proceeds with respect to such payments (after taking into account the payment of the 280G excise tax imposed on such payments) shall be maximized.

Each Participating Executive further agrees that, (i) during his or her employment with DexCom, he or she shall not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with DexCom, (ii) during his or her employment with DexCom and for a one (1) year period after his or her employment with DexCom, her or she will not directly or indirectly solicit away employees or consultants of DexCom for his or her own benefit or for the benefit of any other person or entity, nor will the Participating Executive encourage or assist others to do so, (iii) during the twelve (12) month period following his or her cessation of employment, he or she shall cooperate with DexCom and assist DexCom with the transition of Participating Executive’s duties to his or her successor and (iv) during the twelve (12) month period following his or her cessation of employment, he or she shall not in any way or by any means disparage DexCom, the members of the Board or DexCom’s officers and employees.

The foregoing description of the Change in Control Plan is qualified in its entirety by reference to the full text of the Change in Control Plan and the form of Participation Agreement, which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2017, the Board approved, subject to stockholder approval, an amendment to DexCom’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 (the “Amendment”), which was approved by DexCom’s stockholders at its Annual Meeting. The Amendment was effected pursuant to a Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 5, 2017 and was effective as of such date. The foregoing description of the Amendment is qualified in its entirety by the Amendment, a copy of which is included as Appendix B of the Proxy Statement and is incorporated herein by reference as Exhibit 10.4 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)    DexCom held its Annual Meeting on May 31, 2017. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. At the close of business on the record date, there were 86,348,427 shares outstanding and entitled to vote and 79,378,978 shares were voted in person or by proxy on the matters described below.

(b)    The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated:

(1) Holders of DexCom’s common stock voted to elect three Class III directors, each to serve until their successor has been elected and qualified or until their earlier resignation or removal as follows:

		For (%) (excluding broker non-votes)		Against (%) (excluding broker non-votes)		Abstentions (%) (excluding broker non-votes)
Name	For (#)		Against (#)		Abstentions (#)		Broker Non-Votes
Richard Collins	71,989,644	99.48%	153,475	0.21%	225,204	0.31%	7,010,655
Mark Foletta	70,175,921	96.97%	1,966,257	2.72%	226,145	0.31%	7,010,655
Eric J. Topol	67,979,315	93.94%	4,164,054	5.75%	224,954	0.31%	7,010,655

(2) Holders of DexCom’s common stock voted to ratify the appointment of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2017:

	Number of Shares	Percentage of Shares
Shares Voted in Favor:	78,098,059	98.39%
Shares Voted Against:	1,009,539	1.27%
Shares Abstaining:	271,379	0.34%

(3) Holders of DexCom’s common stock voted to approve the non-binding advisory resolution on compensation paid to DexCom’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation discussion and analysis, compensation tables and narrative discussion:

	Number of Shares	Percentage of Shares (excluding broker non-votes)
Shares Voted in Favor:	58,004,545	80.15%
Shares Voted Against:	13,959,013	19.29%
Shares Abstaining:	404,765	0.56%

(4) Holders of DexCom’s common stock voted to approve the non-binding advisory resolution on the frequency of the advisory vote on executive compensation:

	Number of Shares	Percentage of Shares (excluding broker non-votes)
Shares Voted for One Year:	63,503,168	87.75%
Shares Voted for Two Years:	72,192	0.10%
Shares Voted for Three Years:	8,576,838	11.85%
Shares Abstaining:	216,125	0.30%

(5) Holders of DexCom’s common stock voted to approve DexCom’s A&R 2015 Equity Incentive Plan as set forth as Appendix A to the Proxy Statement:

	Number of Shares	Percentage of Shares (excluding broker non-votes)
Shares Voted in Favor:	49,954,656	69.03%
Shares Voted Against:	22,186,890	30.66%
Shares Abstaining:	226,777	0.31%

(6) Holders of DexCom’s common stock voted to approve the Amendment set forth as Appendix B to the Proxy Statement:

	Number of Shares	Percentage of Shares (excluding broker non-votes)
Shares Voted in Favor:	60,370,418	76.05%
Shares Voted Against:	18,713,103	23.57%
Shares Abstaining:	295,457	0.37%

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2015 Equity Incentive Plan, as amended (incorporated by reference to Appendix A of DexCom’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2017).

10.2	Severance and Change in Control Plan.

10.3	Form of Participation Agreement to the Severance and Change in Control Plan.

10.4	Amendment No. 1 to Amended and Restated Certificate of Incorporation (incorporated by reference to Appendix B of the DexCom’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven R. Pacelli
Steven R. Pacelli
Executive Vice President, Strategy and Corporate Development

Date: June 6, 2017